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                                                                    EXHIBIT 10.2

                                SUPPLY AGREEMENT

         THIS AGREEMENT is made and entered into on the 16th day of April, 2002,

BY AND BETWEEN

         M/S. J.B. CHEMICALS & PHARMACEUTICALS LTD., a company incorporated under the provisions of the Companies Act, 1956, having its registered office at Neelam Center, 'B' Wing, 4th floor, Hind Cycle Road, Worli, Mumbai 400 025, hereinafter referred to as "JBCPL", which term shall include its successors and permitted assigns, and which company is represented herein by Shri J.B. Mody, Shri S.B.Mody of the One Part

                                       AND

         NEOJB LLC, a limited liability company organized in accordance with the laws of the State of Delaware within the United States of America, having its principal office at 157 Technology Drive, Irvine, California, USA 92618, hereinafter referred to as "NEOJB" which term shall include its successors and permitted assigns, and which company is represented herein by Alvin J. Glasky, Ph.D, Rajesh Shrotriya, M.D., Samuel Gulko and Ashok Gore, Ph.D. of the Other Part;

A. WHEREAS, JBCPL is currently involved in or intends to be involved in the manufacture in India of the drugs mentioned in Annexure 'A' and markets and distributes the same in India and abroad under the trademarks as more particularly indicated in the said Annexure 'A' and/or such other trademarks as the said JBCPL may utilize in this regard from time to time. JBCPL, is also the owner of Patents, both in India and other countries, including the United States of America in respect of the said drugs as more particularly mentioned in detail in Annexure 'B'. The products detailed in the said Annexure 'A' and 'B' are hereinafter collectively referred to as "THE EXISTING PRODUCTS". As new products become

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         available, Annexure 'A' and Annexure 'B' will be amended from time to time to incorporate such new products.

B. WHEREAS, NEOJB is a marketing and distribution company organized in the United States of America ("USA") for the purposes of marketing and distributing some of the existing products, each of which drugs is subject to a specific product addendum hereto. The drugs detailed in the said specific product addenda are hereinafter collectively referred to as "THE SAID PRODUCTS";

C. WHEREAS, JBCPL is desirous of engaging NEOJB to obtain regulatory approval from the United States Food and Drug Administration ("FDA") to market the said products in the USA, and to market and distribute the said products in the USA, under the various trademarks and tradenames registered by JBCPL in the USA;

         Now THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants, stipulations, terms and conditions herein contained the parties agree as follows:

1.       APPOINTMENT AND TERRITORIAL LIMITS

         1.1. Subject to the terms and conditions of this Agreement, JBCPL hereby appoints NEOJB as its exclusive distributor for the sale of the said products in the USA and NEOJB agrees to market and distribute the said products in the USA in accordance with the terms and conditions of this Agreement. JBCPL hereby grants to NEOJB, during the term of this Agreement, an exclusive license to use the Intellectual Property Rights associated with the said products for the purposes of obtaining regulatory approval of the said products in the USA and marketing, distributing and selling the said products in the USA. For the purposes of this Agreement, "Intellectual Property Rights" means, collectively, worldwide Patents, Copyrights, Trademarks, mask work rights, trade names and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights

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         or causes of action for infringement or misappropriation of any of the foregoing. For purposes of this Agreement: (a) "Patents" means all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation-in-part applications throughout the world; (b) "Trade Secrets" means all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries;
         (c) "Copyrights" shall mean all copyrights, and all other literary property and authorship rights, and all right, title, and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; and (d) "Trademarks" means all right, title and interest in all trademark, service mark, trade name and trade dress rights arising under the common law, state law, federal laws and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name and trade dress applications and registrations interests throughout the world.

         1.2. It is however agreed and clarified between the Parties hereto that the rights of NEOJB to act as the distributor of JBCPL shall be initially confined to the territorial limits of USA (as on the date of this Agreement) and shall thereafter extend to other neighbouring countries with the prior written consent of JBCPL. For the purposes of abundant caution it is also clarified that this Agreement shall not prevent and this JBCPL shall be free to enter into such marketing, distribution and representation agreements in any and all other territories whether relating to the said products or otherwise.

2.       CONFIDENTIALITY

         2.1 Neither Party shall disclose to any third party any Confidential Information and which was obtained from the other Party in connection with this

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         Agreement. This obligation of secrecy of the Confidential Information shall not apply to information which is required to be disclosed to governmental agencies for product registration purposes or as may be required by applicable law or governmental authority having competent jurisdiction over the receiving Party. In addition, the secrecy obligation shall expire for Confidential Information which:

         a) is or ceases to be Confidential Information as a consequence of authorized disclosures;

         b) was already in the possession of a Party at the time of receipt from the disclosing Party, as shown by documentary evidence;

         c) after the date of this Agreement is received from a third party whose direct or indirect source is not the disclosing party.

                  For the purpose of this Article, the term "CONFIDENTIAL INFORMATION" shall mean any information or data (including but not limited to any technical or non-technical data, and any formula, patents, methods, processes, patterns, compilation, programs, device or technique) that derive economic value, actual or potential, from not being generally known to other persons. Confidential Information would also include all information exchanged by and between the Parties in relation to this Agreement or otherwise marked as confidential by any Party to this Agreement.

         2.2. The Parties agree: (a) to exercise the same degree of care and protection (but no less than a reasonable degree of care and protection) with respect to each other's Confidential Information as a Party would exercise with respect to its own confidential information; and (b) except as expressly authorized by this Agreement, or as necessary to the performance of the obligations hereunder, not to directly or indirectly disclose, copy, transfer, or allow access to the Confidential Information. Without limitation to the generality of the foregoing, all persons with access to the Confidential Information will be subject to the same restrictions and limitations as that of the Parties to this Agreement. The Parties

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         shall ensure that appropriate non-disclosure undertakings are obtained in this regard. Provided that obtaining of such non-disclosure undertakings shall not absolve any of the Parties hereto from any breach that may be committed by reason of a breach by any of the persons to whom the Confidential Information has been disclosed pursuant to this Agreement.

         2.3. The obligations contained in this Article shall survive the duration of this Agreement and thereafter for a period of fifteen (15) years or until the expiration of all Patents for the said products (including any extended term), whichever is later.

         2.4. Without prejudice to any other provision of this Agreement, but notwithstanding anything contained in clause 15.1 hereto, the Parties acknowledge and agree that any violation of this Article 2 by a Party would cause the other Party irreparable injury for which such other would have no adequate remedy at law, and that such other Party shall be entitled to preliminary and other injunctive relief against the defaulting Party for any such violation. Such injunctive relief will be in addition to, and in no way a limitation of, any and all other remedies or rights that such other Party shall have at law or in equity.

3.       OBLIGATIONS OF JBCPL

         3.1.     JBCPL hereby agrees :

         a) To hold and keep in force all manufacturing licenses and permission in respect of the said products and comply with requirements of all laws applicable to the said products.

         b) To provide NEOJB and/or NeoTherapeutics, Inc. with all documents required to enable the regulatory approval of the said products by the FDA and NEOJB and/or NeoTherapeutics shall render all assistance to JBCPL for registration of the said products. It is hereby clarified and agreed to by and between the Parties that the costs of such regulatory approval of the

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                  said products shall be borne solely and exclusively by NEOJB and/or NeoTherapeutics, Inc.

         c) To provide all technical information and documents in respect of the said products as may be required to facilitate distribution and marketing of the said products by NEOJB in USA.

         d) To manufacture the said Products from time to time, either directly or indirectly through any of its subsidiaries or group companies in such quantities as may be required to enable the fulfillment of the orders placed by NEOJB from time to time.

         e) To maintain high standards in manufacturing the said products, and to produce quality products as per quality specifications established by JBCPL, confirming to B.P./U.S.P. Pharmaceutical specifications.

         f) To comply with the applicable US regulations contained in 21 CFR - Sections 210 and 211, to the extent the same is not contrary to provisions of Indian law.

         g) To procure the raw material for the manufacture of the existing products from the suppliers whose manufacturing plants have been approved by the FDA, as applicable.

         h) JBCPL will carryout all manufacturing /packaging activities in the manufacturing facilities duly approved by the FDA, whether such facilities be of JBCPL or any subsidiary, group concern or any other person in India.

         i) Any deficiencies noted during an FDA audit, independent audit, or any audit conducted by any regulatory body of the manufacturing/packaging

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                  plant in India will be remedied immediately by JBCPL and the total cost of such remediation shall be borne by JBCPL.

         3.2      RECORDS AND REPORTS

         a) JBCPL shall ensure that all Records that may reasonably be expected to relate to any regulatory process in the United States that may be applicable to any Product from time to time, or that have been or may reasonably be expected to be used to support any regulatory submission made by NEOJB or an affiliate of NEOJB in the United States or elsewhere related to any Product, are maintained as statutorily required, and in any event for a period of not less than 20 years following the completion of the applicable regulatory process, unless the parties hereto unanimously agree otherwise.

         b) JBCPL agrees to provide NEOJB with copies of such Records required to be maintained under Section 3.2(a) as NEOJB may reasonably request from time to time. All such copies shall be prepared at NEOJB's expense, and shall be delivered to NEOJB within twenty-one (21) days of receipt of a request for copies.

         3.3      RIGHT OF FIRST REFUSAL

         a) JBCPL hereby agrees that it shall not, directly or indirectly, distribute and sell, permit or authorize any Person to distribute or sell, enter into any distribution or sale or grant any license with respect to, any Product in the United States unless JBCPL first offers to enter into a Supply Agreement with NEOJB with respect to such Product in accordance with the terms set forth below.

         b) JBCPL shall deliver to NEOJB written notice identifying the Product or Products it wishes to offer to NEOJB. NEOJB shall have ninety (90) days from the date it receives such notice (the "Acceptance Period") to deliver to JBCPL written notice (the "Acceptance Notice") that it wishes to enter into a Supply Agreement with respect to such Product or Products.

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                  During the Acceptance Period, JBCPL shall, within two (2)
                  weeks of receiving a request from NEOJB, provide to NEOJB all data and information related to such Product or Products as NEOJB shall reasonably request that is in the possession of JBCPL or to which JBCPL has access or rights, in order to allow NEOJB to assess the Product or Products. The Acceptance Period shall be extended for any delay by JBCPL in delivering any requested data or information beyond the two (2) week response time allowed.

         c) If NEOJB delivers an Acceptance Notice to JBCPL within the Acceptance Period, NEOJB shall have an additional thirty (30) days from the date it delivers the Acceptance Notice (the "Negotiation Period") to negotiate and execute a Supply Agreement with JBCPL on terms reasonably acceptable to both parties, which terms shall be intended to allow each party to obtain a usual and customary profit margin from the distribution and sale of the Products.

         d) If NEOJB does not deliver an Acceptance Notice, JBCPL may enter into arrangements related to the distribution and sale of the offered Product or Products in the United States with any Person on any terms during the one (1) year period following the expiration of the Acceptance Period. If JBCPL does not enter into any such arrangement within such one (1) year period, it may not do so thereafter without again complying with the provisions of this Section 3.3.

         e) If NEOJB timely delivers an Acceptance Notice and the parties do not enter into a Supply Agreement within the Negotiation Period, JBCPL may enter into arrangements related to the distribution and sale of the offered Product or Products in the United States with any Person on terms no less favorable to JBCPL than the last written proposal made by NEOJB or JBCPL during the Negotiation Period during the one (1) year period

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                  following the expiration of the Negotiation Period. If JBCPL does not enter into any such arrangement within such one (1) year period, it may not do so thereafter without again complying with the provisions of this Section 3.3.

4.       OBLIGATIONS OF NEOJB

         4.1.     NEOJB hereby agrees:

         a) To comply with all statutory rules, regulations, drug laws and all other government regulations affecting the importation and sale of the said products in the USA.

         b) To sell/market the said products bought from JBCPL in accordance with marketing rules and regulations applicable in the USA and for this purpose to adopt high marketing standards and observe and comply with such reasonable marketing practices as are common to marketing such products in the USA by entities of similar size to NEOJB. Without prejudice to the generality of the aforesaid, NEOJB shall in its sole discretion carry out the sales promotion activities and such other activities as are necessary to distribute and market the said products in the USA.

         c) To collect and store all market information and data on the sales of the said products, including the regions and areas in which the sales are higher/lower, segregating at all times institutional sales from sales to retailers and stockists, the prices at which the sales are being made and also to collect such other market data as may be reasonably required by JBCPL from time to time. To provide all such market data to JBCPL on a monthly basis or on such other earlier frequency as may be mutually agreed.

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         d)       To market and sell the said Products solely on the Trademarks registered by JBCPL in the U.S.A. and on no other Trademarks without the express approval of JBCPL.

         e) To market and sell the said Products in the packaging provided by JBCPL and not to sell the said Products in any other manner without the express approval of JBCPL.

         f) Save and except as provided in this Agreement, not to represent JBCPL or the name of JBCPL in any manner whatsoever.

         g) To store the said products in accordance with the product storage specifications.

5.       PRODUCT WARRANTIES AND PRODUCT LIABILITY

         5.1. JBCPL hereby represents that the products supplied by them shall be in compliance with the USA regulations, CFR parts 210 and 211.

         5.2. NEOJB shall be responsible to carry out such tasks or activities as may be required to ensure that the products delivered comply with the said specifications. In the event of NEOJB being of the view that the products do not so comply with the FDA, USA requirements for any reason, then in such an event NEOJB shall ensure that the products found to be non-compliant are not sold or distributed to the customers and JBCPL is immediately notified of the same. Such inspection and notification shall be completed within 30 days from the receipt of goods in the USA. However all such notices of non-compliance shall be subject to verification of the same by the representatives of JBCPL. JBCPL shall not be required to take back any such goods, unless the same has been confirmed by an independent laboratory mutually identified to be non-compliant. The decision of the independent laboratory in this regard shall be final and binding. For the

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         purpose of making any such inspection and examination, the representatives of NEOJB shall provide full and complete co-operation to the designated representative of JBCPL. ALL THE EXPENSES IN CONNECTION WITH LABORATORY TEST TO BE DONE BY THE INDEPENDENT LABORATORY WOULD BE BORNE BY JBCPL. NEOJB shall not be liable to make any payments to JBCPL with respect to products found to be non-compliant at the time of receipt of the goods and shall, at JBCPL's direction, either destroy such products or return such products to JBCPL at JBCPL's expense.

         5.3. Notwithstanding the aforesaid, it is the intention of the Parties and a term of this Agreement that in the event there is any dispute or claim raised by any third party, arising out of or relating to any of the said products, whether the same relates to any deficiency in the said products or relates to any manufacturing defect of the said products or relates to any side-effects of the said products or otherwise in any manner relates to the said products, NEOJB shall ensure that appropriate product liability insurance is obtained protecting NEOJB and JBCPL against any reasonable third party claims.

         5.4. In the event that any governmental agency having applicable jurisdiction shall order, or it shall otherwise become necessary to perform, any corrective action or market action with respect to any of the said products, including any recall, field correction, market withdrawal, stock recovery, customer notice or restriction, then NEOJB shall be responsible for the reasonable out-of-pocket costs incurred in connection therewith.

6.       TRADEMARKS, PATENTS AND OTHER INTELLECTUAL PROPERTY

         6.1. JBCPL hereby represents and warrants that it is the owner of all Intellectual Property Rights in respect of the said products. JBCPL hereby further represents and warrants that none of such Intellectual Property Rights or said products infringes any Intellectual Property Rights held by any third party.

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         6.2.     In the event that any Patents related to the said products being challenged or if any infringement proceedings being initiated in the USA either against NEOJB or JBCPL in respect of any of the said products, the same shall be defended by NEOJB at JBCPL's expense. NEOJB shall co-operate and provide JBCPL with all necessary information as may be within NEOJB's control and necessary to defend any/all such proceedings.

         6.3. In the event of NEOJB perceiving any threat to any of the Patents of JBCPL or being aware of any third party infringing any of the rights of JBCPL under the Patents held by JBCPL in respect of the said products, NEOJB shall bring the same immediately to the attention of JBCPL. Thereafter, if so reasonably required by JBCPL, NEOJB shall initiate such proceedings as may be required by JBCPL to arrest any such infringements. All such proceedings shall be at the costs of JBCPL. In the event that JBCPL is desirous of taking any action against such infringement, then NEOJB shall provide all commercially reasonable co-operation as may be required by JBCPL to enable JBCPL to file such proceedings and obtain appropriate reliefs.

         6.4. NEOJB recognizes that, as between NEOJB and JBCPL, the Trademarks appearing on the said products and mentioned in the Annexure 'A' are the exclusive property of JBCPL and/or its affiliates. NEOJB shall use commercially reasonable efforts not do or cause to be done anything whereby the rights or reputation of JBCPL in respect of the said Trademarks and the said products are likely to be adversely affected.

         6.5. Without prejudice to the generality of clause 6.3 above, NEOJB shall not be entitled to use the said Trademarks in any manner whatsoever without JBCPL's express permission. NEOJB shall also use commercially reasonable efforts to ensure that the said Trademarks on the packaging of the products imported from JBCPL are not modified, obliterated or altered in any manner whatsoever. All

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         marketing, sale and distribution of the said products by NEOJB shall be deemed to be "use" of the said Trademarks by JBCPL for the purpose of applicable trademark legislation.

         6.6. Nothing herein contained shall at any time during the currency of this Agreement or upon expiry or earlier termination thereof be deemed to give NEOJB any right, claim, interest in the said Trademarks. NEOJB shall not be entitled to any benefit or right in the said Trademarks as a consequence of any marketing, sale or distribution of the said products. It is hereby expressly agreed by and between the parties hereto that NEOJB shall have no right to acquire the said Trademarks from JBCPL under any circumstances whatsoever by virtue of this Agreement.

         6.7. NEOJB shall render all commercially reasonable assistance to JBCPL as may be required to ensure that the said Trademarks are duly registered in the USA.

         6.8. NEOJB hereby recognizes that although certain of the Trademarks related to the said products are unregistered in the USA, as between NEOJB and JBCPL, JBCPL is the owner of the said Trademarks. In the event of NEOJB being aware of any infringement of any of the trademarks or any passing off, NEOJB shall forthwith intimate the same to JBCPL. Thereafter, if so reasonably required by JBCPL, NEOJB shall initiate such proceedings as may be required by JBCPL to arrest any such infringements or to prevent any passing off, including such injunctive actions as may be required. All such proceedings shall be at the costs of JBCPL. In the event that JBCPL is desirous of taking any action against such infringement or passing off, then NEOJB shall provide all commercially reasonable co-operation as may be required by JBCPL to enable JBCPL to file appropriate proceedings and obtain reliefs.

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7.       PLACEMENT OF ORDERS

         7.1. NEOJB shall place written orders with JBCPL for supply of the required products from time to time, and JBCPL shall deliver the ordered products at the times and places, and in the amounts, specified in such written orders. JBCPL will require a minimum 90 days prior estimates of the quantities sought to be ordered to enable JBCPL to supply the same to NEOJB.

8.       PRICES

         8.1. Prices for the said products to be supplied under the specific product addendum to this Agreement for the first year commencing from the date of regulatory approval for the specific product in the USA shall be mutually agreed upon execution of the specific product addendum to this Agreement. The said prices shall continue during the term of the Agreement unless they are mutually reviewed between the Parties. The Parties shall on the first anniversary of the date of this Agreement and every year thereafter discuss the review of the prices agreed. Prior to obtaining regulatory approval of each specific product in the USA, JBCPL shall supply to NEOJB at no cost such quantities of such specific product as NEOJB shall reasonably require in order to obtain regulatory approval of such specific product in the USA.

         8.2. All prices as agreed to between the Parties shall be CIF (Cost, Insurance and Freight Prices). The risk in the said goods shall stand transferred to NEOJB forthwith on delivery of the goods to the port of entry into the USA, whether landed, by sea or by air. In the event of any loss of goods in transit, the liability of NEOJB shall not be liable for payment and shall such event occur, JBCPL shall make every reasonable effort to replace the lost goods. In the event of any loss of goods in transit subsequent to arrival at the USA port of entry, NeoJB shall bear all costs of loss, including the liability to pay JBCPL for the goods to the port of entry into the USA.

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9.       PAYMENTS

         9.1. Payments for the orders shall be made through irrevocable letters of credit to be opened by NEOJB through a bank of International repute, the branch of which bank is also operating in India, which bank is acceptable to JBCPL. The letters of credit shall be opened in favour of JBCPL at least twenty (20) days prior to the scheduled date of shipment authorizing payments to JBCPL upon presentation of the relevant documents to the negotiating bank. The letters of credit shall be opened in favour of J.B. CHEMICALS & PHARMACEUTICALS LTD., Neelam Centre 'B' Wing, 4th floor, Hind Cycle Road, Worli, Mumbai 400 025, India. The letters of credit shall be governed by the terms of UCP 500.

10.      NON-COMPETE

         10.1. NEOJB hereby acknowledges and agrees that in order to enable the better marketing and sale of the said products and/or any of the other existing products which may subsequently become part of the said products pursuant to the other provisions of this Agreement, NEOJB shall not for a period of five years from the date of termination of the supply Agreement or until the expiration of the applicable Patents, if any, whichever is later, hereof undertake the marketing of any products which would in any manner directly or indirectly compete with the distribution, marketing or sale of the said products. This restriction of non-compete shall only apply to the territory of the USA and NEOJB shall be free to market any products whether competing with the existing products or otherwise.

11.      FORCE MAJEURE

         11.1 Neither Party shall be under any liability whatsoever to the other for failure or delay in the performance of any of its obligations hereunder where such performance becomes impractical by reason of any event of Force Majeure (as hereinafter defined).

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                                       16

         11.2. For purposes of this Article, the expression "Force Majeure" shall mean war, acts of aggression, civil strife and terrorism, labour disputes, including strikes and lockouts, accidents, acts of God, shortages of materials, acts of Government, failure of networking, viruses, Trojans or any other bugs in systems or any matter (whether or not of the same nature as the foregoing) which are beyond the control of the Party affected by such event.

         11.3. In the event a Force Majeure event hinders the performance of this Agreement by a Party, the other Party shall be entitled to suspend the operation of this Agreement by giving written notice to the party who is affected by the event of Force Majeure, if the continuance of this Agreement becomes impractical by reason of such event of Force Majeure. In the event the event of Force Majeure does not subside for a period of sixty days after the notice for suspension as aforesaid, the affected party may in its discretion choose to terminate to forthwith terminate this Agreement by providing notice of such termination in writing.

12.      ASSIGNMENT

         12.1 Neither party shall without the other's prior written consent, assign any of its rights or duties hereunder. It is however clarified that nothing in this Agreement shall prevent any of the parties from performing, sub-contracting any of its obligations herein to any of its subsidiaries or group companies, provided that the principal responsibility of performance of the terms and conditions of this Agreement remains and continues to remain on any of the parties and all such delegation or sub-contracting is in accordance with the other terms and conditions of this Agreement.

         12.2. This Agreement shall be binding on the successors and permitted assigns of the parties hereto.

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13.      DURATION AND TERMINATION

         13.1. This Agreement shall remain in effect so long as JBCPL or any of its affiliates is a member of NEOJB, unless earlier terminated by mutual agreement of the Parties; provided, however, that each specific product addendum may provide that this Agreement shall terminate earlier with respect to the specific product subject to such addendum.

14.      APPLICABLE LAW AND DISPUTE RESOLUTION

         14.1. It is expressly agreed that this Agreement shall be governed by, subject to and interpreted in accordance with the laws of the State of California.

         14.2 In the event of any disagreement, dispute or conflict between the Parties relating to or arising out of the provisions of this Agreement that cannot otherwise be resolved promptly by the management of NEOJB and JBCPL within a period of thirty days from such date of the dispute, disagreement or conflict, the same shall be resolved by arbitration on the terms set forth in Section 10.19 of the Limited Liability Company Agreement of NEOJB.

15.      MODIFICATION

                  This Agreement shall not be subject to modification, except by modification in writing, signed by the parties, or their legal agents or representatives. This Agreement may not be varied except by written agreement duly executed by all parties hereto.

16.      NOTICES

                  All notices, letters and communications between the Parties shall be in writing. Any notices, letters or communications to be given pursuant to this Agreement shall be given only if transmitted by Telefax or electronic delivery subject to acknowledgement of electronic delivery by the recipient. The notice shall be deemed to be received only on the date of acknowledgement of electronic delivery, on the date of transmission by Telefax if such transmission is confirmed as having been successfully completed, or on the date of actual delivery by an internationally known courier service. Addresses for notice are as follows:

         FOR : NEOJB LLC                      FOR: J.B. CHEMICALS &

                                              PHARMACEUTICALS, LTD.

         157 Technology Drive                 Neelam Centre, "B" Wing, 4th Floor

         IRVINE, CA                           HIND CYCLE ROAD, WORLI, MUMBAI

         92618                                400025

         U.S.A.                               INDIA

         ATTENTION: (NAME & TITLE)            ATTENTION: (NAME & TITLE)

         TELEPHONE:                           TELEPHONE:

         TELEFAX:                             TELEFAX:

         EMAIL:                               EMAIL:

                  The parties may from time-to-time change their designated addresses, telephone numbers and person/s to whom notice should be sent, by sending to the other party a notice in accordance with the above sub-paragraph.

17.      PRINCIPAL TO PRINCIPAL BASIS

                  This Agreement is on a principal to principal basis and nothing contained herein shall be deemed to constitute NEOJB as an agent of JBCPL.

                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date set forth below.

         Executed on April 16, 2002.

         For and on behalf of JBCPL           For and on behalf of NEOJB

         By:      /s/ J. B. Mody              By:   /s/ Alvin J. Glasky
            ------------------------------       -------------------------------
         Shri J. B. Mody                      Alvin J. Glasky

         Date : April 16, 2002                Date :  April 16, 2002

         Place: Irvine, California, U.S.A.    Place: Irvine, California, U.S.A.